Exhibit 99.1

TruGolf Announces 82% YOY Third Quarter Sales Growth

Salt Lake City, Utah, November 15, 2024 - TruGolf Holdings, Inc. (NASDAQ: TRUG), a leading golf technology company, announced today its results for the third quarter of 2024. The Company reported strong third quarter sales of $6,236,795, an increase of 82 percent as compared to the third quarter of 2023. EPS for the third quarter of 2024 was $0.00. EBITDA for the third quarter of 2024 was $1.1 million, inclusive of $148,000 of franchising expenses and zero franchising revenues recognized. The gains were driven by enthusiastic market adoption of new hardware and software products launched earlier this year.

“This strong third quarter growth is a direct result of the significant investment we have made in our technology over the past two years, “said Chief Executive Officer and Director Chris Jones. “We believe this is just the beginning of a dynamic growth period for TruGolf and the sports technology industry. In addition to our hardware and software sales, our franchise concept, launched in the third quarter, has an initial 120 franchise locations committed to coming online all throughout the United States. This franchise initiative represents the future of how users will engage with the sport and adds significant tailwinds to our growing technology sales. The enthusiastic adoption of our new Hardware, Software, and Web products, combined with the enthusiasm for our franchise concept, have led us to increase our full year revenue target and EBIDTA goals for 2024.”

Revised Outlook:

●	Total revenue for end of 2024 is expected to grow by 9%-13% as compared to end of 2023 levels.
●	EBITDA for the second half of 2024 is estimated to range between $1,100,000 to $1,500,000, showing a return to profitability following significant investments made over the past two years in technology designed to drive significant, future growth and expansion opportunities.

Financial Operations:

●	Gross margin for the third quarter of 2024 was 69% as compared to 55 % in the third quarter of 2023.
●	Year to date gross margin was 66% as compared to 67% during the same period in 2023.
●	Operating income for third quarter 2024 hit $872,000, an increase of 137% compared to the third quarter 2023 operating loss of ($2.3 million).
●	The 2024 year to date operating loss is 87% lower at ($856,000) as compared to ($6.8 million) for the same period in 2023.
●	Year to date 2024 compensation expenses decreased by $1.5 million as compared to the same period in 2023.
●	Year to date 2024 SGA expenses also declined by $4.1 million as compared to the same period in 2023.
●	Free cash flow year to date 2024 was $3.1 million as compared to ($6.1 million) during the same period in 2023.
●	EBITDA year to date 2024 is ($277,000) inclusive of $306,539 of franchising expenses and zero franchising revenue recognized. Excluding franchising expenses, EBITDA it is slightly positive year to date 2024.

Disclaimer on Forward Looking Statements

This news release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements that are not of historical fact constitute “forward-looking statements” and accordingly, involve estimates, assumptions, forecasts, judgements and uncertainties. Forward-looking statements include, without limitation, the Company’s forecasts for total sales and EBITDA discussed above. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Forward Looking Statements and Risk Factors sections of the Company’s S-1 filed with the Securities and Exchange Commission. We do not undertake an obligation to update our forward-looking statements to reflect future events.

About TruGolf, Inc.:

TruGolf is a golf technology company, committed to making golf, easy. From innovative uses for AI to build content and enhanced image and spatial analysis, to gamified golf improvement plans, TruGolf is an industry leader in the growing technological revolution in the sport of golf. Since TruGolf’s founding it has redefined what is possible with golf through technology. TruGolf’s suite of Hardware, Software, and Web Products make the game easier to Play, Improve and Enjoy.

TRUGOLF HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,452,185	$3,297,564
Restricted cash	-	2,100,000
Marketable investment securities	-	2,478,953
Accounts receivable, net	4,542,097	2,398,872
Inventory, net	2,324,230	2,119,084
Prepaid expenses	99,032	262,133

Total current assets	14,417,544	12,656,606

Property and equipment, net	131,581	234,308
Capitalized software development costs, net	1,738,417	-
Right-of-use assets	721,051	972,663
Other long-term assets	31,097	1,905,983

Total assets	$17,039,690	$15,769,560

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,288,208	$2,059,771
Customer deposits	4,600,105	1,704,224
Deferred revenue	575,000	-
Notes payable, current portion	9,854	9,425
Notes payable to related parties, current portion	1,937,000	1,237,000
Line of credit, bank	802,738	802,738
Margin line of credit account	-	1,980,937
Convertible notes payable	954,622	954,622
Notes payable assumed in Merger	1,465,000	-
Accrued interest	1,649,341	459,872
Accrued and other current liabilities	1,201,071	1,125,495
Accrued and other current liabilities - assumed in Merger	295,008	-
Lease liability, current portion	375,660	334,255
Total current liabilities	16,153,607	10,668,339

Non-current liabilities:
Notes payable, net of current portion	12,290	2,402,783
Note payables to related parties, net of current portion	874,000	861,000
PIPE loan payable, net	4,232,448	-
Dividend notes payable	4,023,923	4,023,923
Gross sales royalty payable	1,000,000	1,000,000
Lease liability, net of current portion	380,386	668,228
Other liabilities	589,619	63,015
Total liabilities	27,266,273	19,687,288

Commitments and Contingencies	-	-

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 10 million share authorized; zero shares issued and outstanding, respectively	-	-
Common stock - Series A, $0.0001 par value, 90 million shares authorized; 11,887,985 and 13,098 shares issued and outstanding, respectively.	1,189	120
Common stock - Series B, $0.0001 par value, 10 million shares authorized; 1,716,860 and 0 shares issued and outstanding, respectively.	172	-
Common stock
Treasury stock at cost, 4,692 shares of common stock held, respectively	(2,037,000)	(2,037,000)
Additional paid-in capital	7,100,503	10,479,738
Accumulated other comprehensive loss	-	(1,662)
Accumulated deficit / losses	(15,291,447)	(12,358,924)
Total stockholders’ deficit	(10,226,583)	(3,917,728)

Total liabilities and stockholders’ deficit	$17,039,690	$15,769,560

TRUGOLF HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,

(unaudited)

	2024	2023	2024	2023
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues, net	$6,236,795	$3,431,735	$15,121,980	$13,788,700
Cost of revenues	1,924,093	1,533,691	5,183,328	4,531,429
Gross profit	4,312,702	1,898,044	9,938,652	9,257,271

Operating expenses:
Royalties	166,631	130,610	719,668	447,366
Salaries, wages and benefits	1,695,678	2,252,848	4,654,560	6,171,878
Selling, general and administrative	1,578,112	1,838,297	5,420,872	9,455,683
Total operating expenses	3,440,421	4,221,755	10,795,100	16,074,927
(Loss) income from operations	872,281	(2,323,711)	(856,448)	(6,817,656)
Other (expenses) income:
Interest income	38,592	21,197	105,800	71,542
Interest expense	(971,048)	(358,354)	(2,176,810)	(1,265,775)
Loss on investment	-	-	(3,912)	-
Total other expense	(932,456)	(337,157)	(2,074,922)	(1,194,233)
Loss from operations before income taxes	(60,175)	(2,660,868)	(2,931,370)	(8,011,889)
Provision for income taxes	-	-	-	-
Net loss	$(60,175)	$(2,660,868)	$(2,931,370)	$(8,011,889)
Basic and diluted net loss per share attributable to common stockholders	$(0.00)	$(219.38)	$(0.28)	$(660.56)
Basic and diluted weighted average common shares	13,380,737	12,129	10,550,277	12,129

TRUGOLF HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

(unaudited)

	2024	2023
Cash flows from operating activities:
Net loss	$(2,931,370)	$(8,011,889)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	331,728	45,682
Amortization of PIPE convertible notes original issue discount	47,447	183,695
Amortization of right-of-use asset	251,612	217,101
Bad debt expense	-	665,920
Change in OCI	1,662	-
Stock issued for services	-	4,493,333
Stock issued for interest	341,696	-
Changes in operating assets and liabilities:
Accounts receivable, net	(2,143,225)	(1,057,286)
Inventory, net	(205,146)	(1,289,741)
Prepaid expenses	163,101	(76,690)
Other current assets	2,478,953	17,840
Other assets	-	(2,026,082)
Accounts payable	228,437	837,049
Customer deposits	2,895,881	(70,508)
Deferred revenue	575,000	-
Accrued interest	1,208,014	397,517
Accrued and other current liabilities	75,576	(290,484)
Other liabilities	(1,148)	38,357
Lease liability	(246,437)	(194,953)
Net cash provided by (used in) operating activities	3,071,781	(6,121,139)

Cash flows from investing activities:
Purchase of property and equipment	-	(89,024)
Capitalized software development costs	(1,967,418)	-
Reduction in long term assets	(115)	(2,419,725)
Net cash used in investing activities	(1,967,533)	(2,508,749)

Cash flows from financing activities:
Proceeds from line of credit	-	1,945,397
Proceeds from notes payable	-	2,499,999
Repayments of notes payable	(7,005)	(89,337)
Repayments of notes payable - related party	(287,000)	(18,500)
Proceeds from notes payable - related party	1,000,000	-
Payments on assumed liabilities in Merger	(15,716)	-
Proceeds from convertible notes	-	185,500
PIPE loan, net of OID discount	4,185,000	-
Cash acquired in Merger	103,818	-
Costs of Merger paid from PIPE loan	(1,947,787)	-
Repayment of line of credit	(1,980,937)	-
Repayment of notes payable assumed in Merger	(100,000)	-
Dividends paid	-	(75,096)
Net cash provided by financing activities	950,373	4,447,963

Net change in cash, cash equivalents, and restricted cash	2,054,621	(4,181,925)

Cash, cash equivalents, and restricted cash, beginning of period	5,397,564	9,656,266

Cash, cash equivalents and restricted cash, end of period	$7,452,185	$5,474,341

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income tax	$-	$-
Cash paid for interest	$548,041	$868,264
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING and FINANCING ACTIVITIES:
Notes payable assumed in Merger	$1,565,000	$-
Accrued liabilities assumed in Merger	$310,724	$-
Remeasurement of common stock exchanged/issued in Merger	$(1,875,724)	$-
Right of Use Asset in exchange for lease liability	$-	$537,995

Contact:	Michael Bacal
mbacal@darrowir.com
917-886-9071